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                                                                      EXHIBIT 11
                              INSTRON CORPORATION
                              -------------------
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
          -----------------------------------------------------------

                                                               Three Months Ended
                                                            -------------------------
                                                             April 1,        April 2,
                                                               1995            1994
                                                            ---------      ---------
Net income                                                  $  614,000     $  908,000
                                                            ==========     ==========
Primary earnings per share:
Weighted average number of common shares outstanding         6,295,537      6,288,107

      Add:  Shares arising from the assumed exercise
        of stock options (as determined under the
        Treasury Stock Method)                                 106,439         53,437
                                                            ----------     ----------

      Weighted average of common and equivalent shares       6,401,976      6,341,544
                                                            ==========     ==========

        Primary earnings per share                          $      .10     $      .14
                                                            ==========     ==========

      Fully diluted earnings per share (1):
        Weighted average of common and equivalent shares
        outstanding (as determined for the Primary
        earnings per share calculation above)                6,401,976      6,341,544
        Add:  Additional shares arising from the assumed
             exercise of stock options (as determined
             under the Treasury Stock Method)                        0              0
                                                            ----------     ----------

      Weighted average of common and equivalent shares       6,401,976      6,341,544
                                                            ==========     ==========
        Fully diluted earnings per share                    $      .10    $       .14
                                                            ==========     ==========



Note (1): This calculation is submitted in accordance with the Securities Act of 1993 Release No. 5,133 although it is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.